Exhibit 99.1

For Immediate Release

CRM Holdings, Ltd Announces Receipt of Nasdaq Delisting Notice;
Company Will Appeal and Commit to Effect a
Reverse Split of Common Shares

Hamilton, Bermuda, May 13, 2010 – CRM Holdings, Ltd. (“CRM” or “the Company”) (Nasdaq:  CRMH), a provider of a full range of products and services for the workers’ compensation insurance industry, today announced that on May 12, 2010 it received a letter from The Nasdaq Stock Market informing the Company that its common shares have failed to comply with the $1.00 minimum bid price required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a) (1), and, as a result, the Company’s common shares are subject to delisting.  The letter further stated that the Company may appeal the Nasdaq Staff delisting determination to a Nasdaq listing qualifications hearings panel (the “Panel”).

The Company intends to appeal the Staff’s determination.  There can be no assurance that the Panel will grant the Company’s request for continued listing; however, the appeal will stay the delisting of the Company’s common shares from The Nasdaq Global Market pending the Panel’s decision.  The Company intends to present a plan that includes a discussion of the actions the Company expects to take to regain compliance with Nasdaq Listing Rule 5450(a) (1), including a commitment to effect a reverse stock split.  At the Company’s annual meeting held on May 5, 2010, the shareholders of the Company authorized the Board of Directors to effect up to a one for ten reverse split of the Company’s common shares if necessary to maintain the listing of the common shares on The Nasdaq Global Market.

James J. Scardino, Chief Executive Officer of CRM Holdings, said, “We are cognizant of the value to our shareholders of the listing of our shares on Nasdaq given the liquidity and pricing efficiency that the exchange provides. Moreover, maintaining our Nasdaq listing may be important as we pursue the strategic initiatives we announced last week.”

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a specialty provider of workers’ compensation insurance products. Through its subsidiaries, CRM Holdings offers workers’ compensation insurance coverage, reinsurance, and fee-based management services for self-insured entities. The Company seeks to provide quality products and services that fit the needs of its insureds and clients and is dedicated to developing and maintaining a mutually beneficial, long-term relationship with them. The Company’s workers’ compensation insurance coverage is offered to employers in California, New York, New Jersey, Arizona, Nevada, and other states. The Company's reinsurance is underwritten from Bermuda, and the fee-based management services are provided to self-insured entities in California. Further information can be found on the Company’s website at http://www.CRMHoldingsLtd.bm.

CRMH-E

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA  90024
(310) 954-1343

Forward-Looking statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

All forward-looking statements involve risks and uncertainties. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements we make in this document.  Such risks and uncertainties are discussed in the Company’s Form 10-K for the year ended December 31, 2009 and in other documents filed by the Company with the Securities and Exchange Commission. We believe that these factors include, but are not limited to the following:

•	The cyclical nature of the insurance and reinsurance industry;
•	Premium rates;
•	Investment results;
•	The estimation of loss reserves and loss reserve development;
•	The possibility that the outcome of any litigation, arbitration or regulatory proceeding is unfavorable;
•	Legislative and regulatory changes;
•	Reinsurance may be unavailable on acceptable terms, and we may be unable to collect reinsurance;
•	The effects of competition;
•	Failure to retain key personnel;
•	Economic downturns;
•	The occurrence and effects of wars and acts of terrorism; and
•	Natural disasters.

These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made.  The Company undertakes no obligation to update publicly or revise any forward-looking statements made.

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